United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 2, 2010
OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)
701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080
(Address of principal executive offices)
Registrant’s telephone number, including area code: (650) 635-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On April 2, 2010, OXiGENE, Inc. (the “Company”) appointed Tamar D. Howson and Dr. Peter J. Langecker to the Company’s Board of Directors.
Ms. Howson is currently a Partner with JSB-Partners, a transaction advisory firm serving the life sciences industry, and has been a senior corporate and business development professional at several leading pharmaceutical companies, including Bristol Myers Squibb and SmithKline Beecham. Ms. Howson will serve on the Company’s Audit Committee, Compensation Committee and Nominating & Governance Committee.
Peter J. Langecker, M.D., Ph.D., who joined OXiGENE as Chief Development Officer in June 2009 and who was named interim CEO in October 2009 and permanent CEO in February 2010, has also been appointed to OXiGENE’s Board of Directors. Dr. Langecker has over 20 years of experience in the pharmaceutical and biotechnology industry at companies such as CIBA GEIGY, Schering-Plough, Coulter Pharmaceuticals and SUGEN and he served six years on the Board of Directors of XCYTE Therapies.
On April 5, 2010, the Company issued a press release announcing the appointment of Ms. Howson and Dr. Langecker to the Board. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 and incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits:

Exhibit Number	Description

99.1	Press Release dated April 5, 2010, reporting appointment of Ms. Howson and Dr. Langecker to OXiGENE’s Board of Directors.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.
Date: April 5, 2010	/s/ James B. Murphy
By: James B. Murphy
Its: Vice President and Chief Financial Officer